SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): September 22, 2003

BioMarin Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato,California	94949
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 884-6700

Not Applicable
       (Former name or former address, if changed since last report)

BioMarin Pharmaceutical Inc. (the “Company”) hereby amends and restates in its entirety the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2003, to provide additional information regarding the calculation of cash burn as included in the Company’s press release issued on September 22, 2003.

Item 5. Other Events.

        On September 22, 2003, BioMarin Pharmaceutical Inc. (the “Company”), issued a press release announcing the termination of it Phase 3a study of Neutralase and the termination of the Neutralase program for all indications. The Company’s press release issued on September 22, 2003 is attached hereto as Exhibit 99.1.

        The press release included an estimate of “cash burn” (a non-GAAP financial measure) for the years ending December 31, 2003 and 2004. The Company estimates that cash burn for 2003 and 2004 will be between $74-78 million and $69-73 million, respectively. The Company defines cash burn as the net increase (or decrease) in cash excluding the effect of capital markets financing activities and the purchase and sale of short-term investments, each as determined in accordance with generally accepted accounting principles. The Company estimates total net increase in cash for the year ending December 31, 2003 to be approximately $131 million to $135 million, which includes the aggregate net proceeds from its public offering of common stock, sales of common stock to an institutional investor and convertible debt offering of approximately $209 million and assumes that the net effect of the purchase and sale of short-term investments will be zero. The Company does not anticipate any additional capital market financing activities in 2004 or for the remainder of 2003. Therefore, assuming that the net effect of the purchase and sale of short-term investments will be zero, the estimated cash burn for 2004 is equal to the estimated total net decrease in cash for 2004.

        The Company uses short-term investments as an investment vehicle for its cash and cash equivalents, and the distinction between cash and cash equivalents is determined based on the duration of the investment. The Company manages its cash, cash equivalents and short-term investments as a common pool. The effect on net increase (or decrease) in cash because of the purchase and sale of short-term investments is impossible to predict and does not have a material effect on the Company’s liquidity or total current assets since short-term investments are usually bonds and notes held to maturity. Therefore, for purposes of determining cash burn, the Company does not give effect to the purchase and sale of short-term investments and assumes that the net effect of the purchase and sale of short-term investments will be zero.

        The Company believes that cash burn, although a non-GAAP financial measure, provides useful information to investors by showing the net cash expended in most aspects of its activities. The Company also believes that the presentation of this non-GAAP financial measure is consistent with the Company’s past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. Any non-GAAP financial measure used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

    (a)        Financial Statements of Business Acquired.

                Not Applicable.

    (b)       Pro Forma Financial Information.

                Not Applicable.

     (c)       Exhibits.

Exhibit 99.1	Press Release of the Company dated September 22, 2003, previously filed with the Commission on
  September 23, 2003 as Exhibit 99.1 to the Company's Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
Date: October 30, 2003	By: /s/ Louis Drapeau
Louis Drapeau Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company dated September 22, 2003, previously filed with the Commission on
  September 23, 2003 as Exhibit 99.1 to the Company's Current Report on Form 8-K, which is incorporated herein by reference.